UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 577-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Equity Incentive Plan

On March 12, 2018, the Board of Directors of Eloxx Pharmaceuticals, Inc. (the “Company”) adopted the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), which was subsequently approved by written consent on March 26, 2018 of Company stockholders owning a majority of the Company’s issued and outstanding stock.

The actions taken pursuant to the written consent of such stockholders, including the approval of the 2018 Plan, will become effective on the twentieth calendar day following the mailing of the Company’s Information Statement on Schedule 14C (the “Information Statement”) to the Company’s stockholders holding issued and outstanding stock as of the record date in the Information Statement. The Company filed the Information Statement with the U.S. Securities and Exchange Commission on March 30, 2018.

Upon the effectiveness of the 2018 Plan, the Company will cease granting awards under each of the Sevion Therapeutics, Inc. 2008 Incentive Compensation Plan (as Amended and Restated, effective December 15, 2014) and the Eloxx Pharmaceuticals Ltd. Share Ownership and Option Plan (2013) (the “Prior Plans”).

The 2018 Plan authorizes the grant and issuance of awards that may take the form of stock options, stock appreciation rights, restricted stock, stock units, and performance-based incentive awards, as applicable, to employees, consultants and directors. As of March 12, 2018, there were 287,712 shares available for grant under the Prior Plans. Upon the effectiveness of the 2018 Plan, the total number of shares available for awards to employees, non-employee directors and other key personnel will increase by 5,000,000 shares, which increase represents approximately 18% of the Company’s outstanding common equity.

The Company has reserved 10,000,000 shares under the Plan (the “Share Reserve”). The Share Reserve includes an evergreen provision for future increases to the Share Reserve on an annual basis.

The foregoing description of the 2018 Plan does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full terms of (i) the 2018 Plan, (ii) the grant agreement documentation under the 2018 Plan, (iii) the Israeli Sub-Plan (which is a part of the 2018 Plan), and (iv) the grant agreement documentation under the Israeli Sub-Plan, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

Stockholders owning a majority of the Company’s issued and outstanding stock as of the record date in the Information Statement approved the 2018 Plan. The disclosure in Item 5.02 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan

10.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan

10.3	Israeli Sub-Plan under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan

10.4	Form of Israeli Stock Option Grant Package under the Israeli Sub-Plan under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: March 30, 2018	By:	/s/ Gregory Weaver
Gregory Weaver Chief Financial Officer